EXHIBIT 15.1

November 11, 2003

The Board of Trustees and Shareholders
ProLogis
Aurora, Colorado

Re: Registration Statements Nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150, 333-102166 and 333-105717 on Form S-3 and Registration Statements Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274, 333-97895 on Form S-8.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 22, 2003, except as to paragraph 4 of note 4, and paragraphs 9, 10 and 11 of note 5, which are as of November 7, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

            KPMG LLP

San Diego, California